EXHIBIT 4.1

SUBSCRIPTION AGREEMENT

     SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the date set forth on the signature page hereof between Akorn, Inc., a Louisiana corporation (the “Company”), and the undersigned (the “Subscriber”).

WITNESSETH:

     WHEREAS, the Company is offering in a private placement to accredited investors (the “Offering”) of up to an aggregate of (i) 170,000 shares of its Series B 6% Participating Convertible Preferred Stock (the “Series B Preferred Stock”) at a price equal to $100.00 per share (the “Offering Price”), and (ii) warrants to purchase shares of common stock of the Company (“Common Stock”) equal to thirty percent (30%) of the total number of shares of Common Stock into which the Series B Preferred Stock is convertible, at an exercise price per share equal to $3.50 (the “Warrants”). The Warrants are issued for a five (5) year period. The shares of Series B Preferred Stock and Warrants offered hereby are sometimes referred to as the “Securities” and all Securities, all shares of Common Stock issued or issuable upon conversion or exercise of such Securities, as the case may be, and all shares of Replacement Common Stock (defined below) are collectively referred to herein as the “Purchased Securities”; and

     WHEREAS, the Subscriber desires to purchase that number of Securities set forth on the signature page hereof on the terms and conditions hereinafter set forth; and

     WHEREAS, the Company has engaged Leerink Swann & Company (the “Placement Agent”) as placement agent for the Offering on a “best-efforts” basis.

     NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

I. SUBSCRIPTION FOR SECURITIES AND REPRESENTATIONS BY SUBSCRIBER

     1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company such Securities as is set forth, and at the purchase price set forth, upon the signature page hereof and the Company agrees to sell such Securities to the Subscriber for said purchase price. The purchase price is payable by wire transfer of immediately available funds contemporaneously with the execution and delivery of this Agreement by the Subscriber. All wires should be sent to:

JP Morgan Chase
55 Water Street
New York, NY 10041
ABA# 021 000 021
Account#: 323 059945
Attn: Henry Reinhold

     Certificates for the shares of Series B Preferred Stock and the Warrants will be delivered by the Company to the Subscriber promptly following the Closing (as herein defined).

     1.2 The Subscriber recognizes that the purchase of Securities involves a high degree of risk in that (i) the Company will require funds in addition to the proceeds of the Offering; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company; (iii) the Subscriber may not be able to liquidate its investment; (iv) transferability of the Securities is extremely limited; and (v) in the event of a disposition, the Subscriber could sustain the loss of its entire investment.

     1.3 The Subscriber represents that the Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), as indicated by the responses to the questions contained in Section VII hereof, and that the Subscriber is able to bear the economic risk and illiquidity of an investment in the Securities.

     1.4 The Subscriber hereby acknowledges and represents that (i) the Subscriber has prior investment experience, including investment in non-listed and unregistered securities, or that the Subscriber has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors to evaluate the merits and risks of such an investment on the Subscriber’s behalf; (ii) the Subscriber recognizes the highly speculative nature of an investment in the Securities; and (iii) the Subscriber is able to bear the economic risk and illiquidity which the Subscriber assumes by investing in the Securities.

     1.5 The Subscriber (i) hereby represents that the Subscriber has been furnished by the Company during the course of this transaction with and has carefully read the Company’s SEC Filings (as hereafter defined), including without limitation the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, the additional risk factors specific to the Securities, the Common Stock, and the Offering contained in Schedule 1.5 hereto (together with the SEC Filings, the “Offering Documents”), and all other information regarding the Company which the Subscriber has requested or desired to know; (ii) has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering; and (iii) has received any additional information which the Subscriber has requested.

     1.6 (a) To the extent necessary, the Subscriber has retained, at its own expense, and relied upon the advice of appropriate professionals regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Securities hereunder.

            (b) The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Securities by the Placement Agent (or an authorized agent or representative thereof) with whom the Subscriber had a prior substantial pre-existing relationship and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit or generally available;

or (B) attend any seminar, meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

     1.7 The Subscriber hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) because of the Company’s representations that this Offering is intended to be exempt from the registration requirements of Section 5 of the Act pursuant to Sections 3(b), 4(2) and/or 4(6) thereof and Regulation D promulgated under the Act. The Subscriber agrees that the Subscriber will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, except in compliance with the Act and the rules and regulations promulgated thereunder.

     1.8 The Subscriber understands that none of the Securities have been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Subscriber’s investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Securities for the Subscriber’s own account for investment and not with a view toward the resale or distribution thereof to others. The Subscriber, if an entity, was not formed for the purpose of purchasing the Securities. The Subscriber understands that Rule 144 promulgated under the Act requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act.

     1.9 The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Securities under the Act or any state securities or “blue sky” laws other than as set forth in Section V. The Subscriber consents that the Company may, if it desires, permit the transfer of the Securities out of the Subscriber’s name only when the Subscriber’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state “blue sky” laws (collectively, “Securities Laws”).

     1.10 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities indicating that such Securities have not been registered under the Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records and issue “stop transfer” instructions to its transfer agent with respect to the restrictions on the transferability of such Securities.

     1.11 The Subscriber understands that the Company will review this Agreement and, if such Subscriber is an individual, hereby gives authority to the Company to call Subscriber’s bank or place of employment (in a call in which the Placement Agent participates) or otherwise review the financial standing of the Subscriber; and it is further agreed that upon their mutual agreement the Placement Agent and the Company reserve the unrestricted right, without further documentation or agreement on the part of the Subscriber, to reject or limit any subscription, to accept subscriptions for Securities and to close the Offering to the Subscriber at any time.

     1.12 The Subscriber hereby represents that the address of the Subscriber furnished by the Subscriber on the signature page hereof is the Subscriber’s principal residence if the Subscriber is an individual or its principal business address if it is a corporation or other entity.

     1.13 The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Securities subscribed for hereby. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

     1.14 If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other entity, then (a) it is authorized and qualified to become an investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so, and (b) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

     1.15 The Subscriber represents and warrants that the Subscriber is not (a) a broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”), (b) a controlling stockholder of an NASD member, or (c) a person associated with a member of the NASD.

     1.16 The Subscriber represents and warrants that it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Subscriber shall indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Subscriber hereunder.

     1.17 The Subscriber acknowledges that (a) the Company has engaged, consented to and authorized the Placement Agent in connection with the transactions contemplated by this Agreement, (b) the Company shall pay the Placement Agent a commission and reimburse the Placement Agent’s expenses and the Company shall indemnify and hold harmless the Subscriber from and against all fees, commissions or other payments owing by the Company to the Placement Agent or any other person or firm acting on behalf of the Company hereunder and (c) registered representatives of the Placement Agent and/or its designees (including, without limitation, registered representatives of the Placement Agent and/or its designees who participate in the Offering and sale of the securities sold in the Offering) will be paid a portion of the commissions paid to the Placement Agent.

     1.18 The Subscriber, whose name appears on the signature line below, shall be the beneficial owner of the Securities for which such Subscriber subscribes.

     1.19 The Subscriber agrees that from the time the Subscriber was first contacted by the Placement Agent regarding the Offering, until a point in time equal to the earlier of (i) the date that the Registration Statement (as defined in Section 5.2(a)) is declared effective by the SEC) or (ii) four months from the date hereof, the Subscriber has not and shall not, directly or indirectly, through related parties, affiliates or otherwise, sell or purchase or otherwise deal in or with any equity security of the Company while in possession of any material non-public information of the Company or in violation of any applicable securities law or regulation.

     1.20 The Subscriber understands, acknowledges and agrees with the Company as follows:

            (a) The Company may terminate the Offering or reject any subscription at any time in its sole discretion. The execution of this Agreement by the Subscriber or solicitation of the investment contemplated hereby shall create no obligation on the part of the Company or the Placement Agent to accept any subscription or complete the Offering.

            (b) The Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Subscriber, and that, except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that if the Subscriber is an individual this Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

            (c) No federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of the Offering Documents or as to the fairness of the terms of the Offering nor any recommendation or endorsement of the Securities. Any representation to the contrary is a criminal offense. In making an investment decision, the Subscriber must rely on its own examination of the Company and the terms of the Offering, including the merits and risks involved.

II. REPRESENTATIONS BY THE COMPANY

     The Company hereby represents and warrants to the Subscriber that:

     2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has the power and authority to conduct its business as presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business presently conducted by it or the properties owned, leased or operated by it, makes such qualification or licensing necessary and where the failure to be so qualified or licensed would have a material adverse effect upon the business, prospects or financial condition of the Company.

     2.2 Capitalization and Voting Rights. Upon Closing, the authorized capital stock of the Company will be One Hundred Fifty Million (150,000,000) shares of Common Stock and Five Million (5,000,000) shares of preferred stock, of which 20,612,684 shares of Common Stock, 257,172 shares Series A 6% Participating Convertible Preferred Stock (the “Series A Preferred Stock”), and no shares of Series B Preferred Stock are issued and outstanding as of July 31, 2004. All issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as set forth in this Agreement or in the SEC Filings (as hereafter defined), there are no outstanding options, warrants, agreements, commitments, convertible securities, preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of the Company nor are there any agreements, promises or commitments to issue any of the foregoing. Except as set forth in the SEC Filings, in this Agreement and as otherwise required by law, there are no restrictions upon the voting or transfer of the Purchased Securities pursuant to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), By-laws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

     2.3 Authorization; Enforceability. The Company has the corporate right and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Purchased Securities and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Purchased Securities have been duly and validly authorized and, upon the issuance and delivery thereof and, in the case of the Securities, payment therefor as contemplated by this Agreement, will be free and clear of liens, duly and validly authorized and issued, fully paid and nonassessable and will not impose personal liability on the holder thereof. The issuance and sale of the Purchased Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

     2.4 No Conflict; Governmental Consents.

            (a) The execution, delivery and performance by the Company of this Agreement, the consummation of the transactions contemplated hereby and the offer and sale of the Purchased Securities will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Articles of Incorporation or By-laws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

            (b) No consent, waiver, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Agreement or with the authorization, issuance and sale of the Purchased Securities, except for such consents, waivers, approvals, authorizations or orders as may be required to be obtained or made, and which shall have been obtained or made at or prior to the Closing Date.

     2.5 Licenses. The Company has all licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects complying therewith, except for any licenses, permits or other governmental authorizations which would not materially adversely affect the business, property, financial condition, results of operations or prospects of the Company.

     2.6 Litigation. The Company knows of no pending or threatened legal or governmental proceedings against the Company which could materially adversely affect the business, property, financial condition, prospects, results of operations or prospects of the Company.

     2.7 Accuracy of Reports. All reports required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2003, have been duly and timely filed with the SEC. All such reports complied at the time of their respective filing dates in all material respects with the requirements of the Exchange Act or the Act, as applicable, and all rules and regulations thereunder of their respective forms. None of such reports contained (as of their respective dates) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     2.8 Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

     2.9 Intellectual Property. The Company owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how that are necessary for the conduct of its business as now conducted except where the failure to own or possess would not have a material adverse effect on the business, assets, financial condition, prospects or results of operation of the Company (the “Company Intellectual Property”). Except as set forth in the SEC Filings, (i) the Company has not received any written notice of, and has no knowledge of, any infringement by the Company of intellectual property rights of any third party that, individually or in the aggregate, would have a material adverse effect on the business, assets, financial condition, prospects or results of operation of the Company and (ii) the Company has not received any written notice of any infringement by a third party of any Company Intellectual Property that, individually or in the aggregate, would have a material adverse effect on the business, assets, financial condition, prospects or results of operation of the Company.

     2.10 Insurance. The Company and each of its subsidiaries has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. No default or event has occurred that could give rise to a default under any such policy.

     2.11 Anti-Takeover Provisions. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to any Subscriber as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the shares of Common Stock into which such Securities are convertible or exercisable, as the case may be, and any and all Subscriber’s ownership of the Securities and the shares of Common Stock into which such Securities are convertible or exercisable, as the case may be, provided that neither the anti-dilution nor change of control approval rights of holders of outstanding securities of the Company shall be deemed to be included in this representation to the extent such rights may become available to them following the Closing Date as a result of changes in circumstances occurring after the Closing Date.

     2.12 No Material Adverse Change. Since the filing of the Company’s most recent SEC Report on Form 10-Q, (i) there has not been any material adverse change (financial or otherwise) in the assets, properties, financial condition, prospects, operating results or business of the Company, and (ii) there has been no event or condition of any character that might have a material adverse effect (financial or otherwise) on the assets, properties, financial condition, prospects, operating results or business of the Company.

     2.13 Financial Statements. The financial statements included in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and all other reports filed by the Company with the SEC pursuant to the Exchange Act since the filing of such Annual Report on Form 10-K and prior to the date hereof (collectively, the “SEC Filings”) present fairly and accurately in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated thereon or in the notes thereto and subject, in the case of unaudited financial statements, to normal adjustments). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, to the Company’s knowledge, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.

     2.14 Compliance with Laws. Neither the Company nor, to the Company’s knowledge, any Person (as hereafter defined) acting on the Company’s behalf and in accordance with the Company’s instructions, has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Act) in connection with the offer or sale of the Securities. Neither the Company nor any of its Affiliates (as hereafter defined), nor, to the Company’s knowledge, any Person acting on the Company’s or on the behalf of its Affiliates and in accordance with the Company’s instructions, has, directly or indirectly, made any offers or sales of any security of the Company or solicited any offers to buy any security of the Company, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Act. There are no proceedings pending or to the

Company’s knowledge threatened against the Company relating to the continued trading of the Company’s Common Stock on the OTC Bulletin Board®.

     2.15 No Violation. The Company is not in violation of its Articles of Incorporation, Bylaws or other organizational documents. The Company is not in default (and no event has occurred that with notice or lapse of time or both would put the Company in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a material adverse effect on the business, property, financial condition, results of operations or prospects of the Company. Except as set forth in the Offering Documents, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate have not had and would not have a material adverse effect on the business, property, financial condition, results of operations or prospects of the Company.

     2.16 Tax Matters. The Company has timely filed all material federal, state, local and foreign income and franchise and other tax returns required to be filed by any jurisdiction to which it is subject and has paid all taxes due in accordance therewith, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company would reasonably be expected to have) a material adverse effect on the business, assets, financial condition or results of operation of the Company.

     2.17 Disclosure. None of the representations and warranties of the Company appearing in this Agreement, when considered together as a whole, contains, or on the Closing Date will contain, any untrue statement of a material fact or omits, or on the Closing Date will omit, to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

III. TERMS OF SUBSCRIPTION

     3.1 The Offering is for up to 170,000 shares of Series B Preferred Stock and Warrants equal to thirty percent (30%) of the total number of shares of Common Stock into which the Series B Preferred Stock is convertible. The Securities are offered on a “best efforts” basis.

     3.2 Upon the mutual consent of the Company and the Placement Agent, this Offering may close (the “Closing”) prior to the sale of all 170,000 shares of Series B Preferred Stock and there is no assurance that all 170,000 shares of Series B Preferred Stock will be sold. The Closing shall occur at the discretion of the Company and the Placement Agent (the “Closing Date”). The purchase price is payable by wire transfer of immediately available funds as provided in Section 1.1.

     3.3 The Subscriber hereby authorizes and directs the Company to deliver the Securities to be issued to the Subscriber pursuant to this Agreement directly to the Subscriber’s account maintained by the Placement Agent or, if no such account exists, to the residential or business address indicated on the signature page hereto.

     3.4 The Subscriber hereby authorizes and directs the Company to return any funds related to unaccepted subscriptions to the same account from which the funds were drawn, including any customer account maintained with the Placement Agent.

IV. CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS AND THE COMPANY

     4.1 The Subscribers’ obligation to purchase the Securities at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

            (a) Representations and Warranties. The representations and warranties made by the Company in Section II hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

            (b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such purchase shall have been performed or complied with in all material respects.

            (c) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

            (d) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person to issue the Securities which consent or approval shall not have been obtained (except as may otherwise be provided in this Agreement).

            (e) Legal Opinion. Upon the Closing, counsel to the Company shall have delivered to the Placement Agent for the benefit of the Subscribers a legal opinion with respect to such legal matters relating to this Agreement and the Offering as the Placement Agent may reasonably require.

            (f) Officer’s Certificate. The Company shall have delivered to the Placement Agent on behalf of the Subscribers a certificate, dated the Closing Date, duly executed on behalf of the Company by its Chief Executive Officer to the effect set forth in clauses (a) and (b) above.

            (g) CFO’s Certificate. The Company shall have delivered to the Placement Agent on behalf of the Subscribers a certificate, dated the Closing Date, duly executed by its Chief Financial Officer or other appropriate officer, certifying that the attached copies of the Company’s Articles of Incorporation, by-laws and the resolutions of the Board of Directors, or a committee to which it has delegated its authority, approving this Agreement and the transactions contemplated hereby, are all true, complete and correct and remain unamended and in full force and effect.

            (h) Amount Invested. The Company shall have received on or before the Closing not less $10,000,000 in the aggregate from other Subscribers in connection with the Offering.

     4.2 The Company’s obligation to sell the Securities at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, which conditions may be waived at the option of the Company to the extent permitted by law:

            (a) Acknowledgements, Representations and Warranties. The acknowledgements, representations and warranties made by the Subscriber in Section I hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date; provided, however, that any acknowledgement, representation or warranty made by the Subscriber that is not true and correct and as a result the Subscriber is not an “accredited investor” under Rule 501 under Regulation D of the Act or the Company is not able to rely upon a private placement exemption under Rule 506 under Regulation D of the Act for the issuance of the Securities will automatically be deemed to be material. If any such representations, warranties or acknowledgements shall not be true and accurate in any respect prior to the Closing, the undersigned shall give immediate written notice of such fact to the Company, to the Placement Agent, and to his representatives, if any, specifying which representations, warranties or acknowledgements are not true and accurate and the reason therefor.

            (b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Subscriber on or prior to such purchase shall have been performed or complied with in all material respects.

            (c) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

            (d) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person to issue the Securities which consent or approval shall not have been obtained (except as may otherwise be provided in this Agreement).

            (e) Amount Invested. The Company shall have received on or before the Closing not less $10,000,000 in the aggregate from other Subscribers in connection with the Offering.

V. REGISTRATION RIGHTS.

     5.1 As used in this Agreement, the following terms shall have the following meanings:

            (a) “Affiliate” shall mean, with respect to any Person (as defined below), any other Person controlling, controlled by, or under direct or indirect common control with, such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

            (b) “Business Day” shall mean a day, Monday through Friday, on which banks are generally open for business in each of New York, New York; Boston, Massachusetts; and Buffalo Grove, Illinois.

            (c) “Holders” shall mean the Subscriber and any person holding Registrable Securities as defined below, or any person to whom the rights under Section V have been transferred in accordance with Section 5.9 hereof, and who, if known by the Company, shall be specifically named by the Company as selling stockholders in the Registration Statement (as defined below).

            (d) “Person” shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

            (e) The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing with the SEC a registration statement in compliance with the Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

            (f) “Registrable Securities” shall mean the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants and any shares of capital stock issued or issuable, from time to time, as a distribution on or in exchange for or otherwise with respect to any of the foregoing (including the Series B Preferred Stock and the Warrants), whether as default payments, on account of anti-dilution or other adjustments or otherwise (including without limitation all shares of Replacement Common Stock, if any); provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, and (C) are held by a Holder or a permitted transferee pursuant to Section 5.9.

            (g) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 5.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to, or required by, any such registration (but excluding the aggregate fees of legal counsel for all Holders).

            (h) “Registration Statement” shall have the meaning ascribed to such term in Section 5.2 (a).

            (i) “Registration Period” shall have the meaning ascribed to such term in Section 5.4 (a).

            (j) “Required Senior Lenders” shall mean “Required Lenders” as such term is defined in the Senior Credit Agreement.

            (k) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and the aggregate fees and expenses of legal counsel for all Holders.

            (l) “Senior Credit Agreement” shall mean that certain Credit Agreement dated as of October 7, 2003 by and among the Company, Akorn (New Jersey), Inc., the financial institutions from time to time party thereto, as lenders, and LaSalle Bank, National Association, as administrative agent, as such Credit Agreement may be amended, restated, supplemented or otherwise modified from time to time.

     5.2 The Company shall, as soon as practicable, but not later than thirty (30) days after the Closing Date (the “Filing Date”), (i) use its reasonable best efforts to file with the SEC a registration statement on Form S-1 (the “Registration Statement”) with respect to the resale of the Registrable Securities and use its reasonable best efforts to have such Registration Statement declared effective by the SEC within 90 days from the Closing Date and (ii) cause such Registration Statement to remain effective for the Registration Period. Without limiting the generality of the foregoing, within three business days after any Registration Statement that includes Registrable Securities is declared effective by the SEC, the Company shall cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to any Holder whose Registrable Securities are included in such Registration Statement), an opinion of such counsel providing that such Registrable Securities are available for resale under the Act pursuant to the Registration Statement. If such Registration Statement is not declared effective within such 90 day period from the Closing Date, the Holders will have the following rights:

            (a) If the Registration Statement is not declared effective within 120 days from the Closing Date (or if the SEC issues any stop order(s) suspending the effectiveness of the Registration Statement for a period of more than 60 days during such 120 day period), then for each 30 day period following the end of such 120 day period until the earlier to occur of (i) the Registration Statement becomes effective, (ii) the end of the Registration Period, or (iii) the exercise by the Holder of the option to sell such Holder’s shares of Series B Preferred Stock pursuant to Section 5.2(b) below, and the Company’s satisfaction of its obligation under Section 5.2(b) below, the Company will pay to each Holder an amount equal to 1.0% of the purchase price set forth upon the signature page hereof for the shares of Series B Preferred Stock purchased by such Holder, and for any partial 30 day period the Company shall pay a prorated amount based on the number of days in such partial period. Payments of amounts due under this Section 5.2(a), if any, shall be made by the Company to each Holder (i) 270 days from the Closing Date, and (ii) on the last day of each calendar year thereafter.

            (b) If the Registration Statement is not declared effective within 270 days from the Closing Date, each Holder will have the right, for a period of 60 days following the end of such 270 day period, to sell to the Company, and the Company shall have the obligation to purchase from each Holder, the shares of Series B Preferred Stock held by such Holder, for cash, at a purchase price equal to 115% of the purchase price set forth upon the signature page hereof for the shares of Series B Preferred Stock purchased by such Holder prorated in the event such right is not exercised as to all such shares. Holder shall exercise this right by completing and delivering the notice of exercise attached hereto as Exhibit A together with the stock certificate for the shares duly endorsed in blank (together, the “Notice of Exercise”) within such 60 day period. Payment of the purchase price under this Section 5.2(b) shall be made by the Company within 15 days of receipt of the Notice of Exercise by the Company to each exercising Holder who delivers such notice within the requisite 60 day period.

            (c) (i) Notwithstanding the foregoing clauses (a) and (b) (the “Penalty Provisions”), the Company and each Holder hereby acknowledge that (i) the Holder’s right to receive payments in cash pursuant to the Penalty Provisions is subordinate to the Company’s obligations under the Senior Credit Agreement as in effect on the date hereof, (ii) the Company cannot make any payment in cash to the Holders pursuant to the Penalty Provisions without (x) the prior written consent of the Required Senior Lenders or (y) unless the Company’s obligations under the Senior Credit Agreement are satisfied. Nothing in this Section 5.2(c) shall prohibit the accrual and compounding of dividends pursuant to the terms of the Series B Preferred Stock and the conversion of the Series B Preferred Stock into shares of Common Stock issuable as a result of any such accrual and compounding of dividends, as provided in paragraph D to Article V of the Articles of Incorporation of the Company, as amended.

                   (ii) The Company may, in its sole discretion, in place of any cash payment otherwise due to the Holder pursuant to Section 5.2(a) above (each a “Penalty Cash Payment”), pay to such Holder when such Penalty Cash Payment is otherwise due, for no further consideration, the number of fully paid, validly issued and non-assessable shares of Common Stock, free from all taxes, liens, claims and encumbrances (the “Replacement Common Stock”) equal to the number obtain by dividing the amount of (x) the Penalty Cash Payment by (y) the Closing Price (defined below) on the date immediately preceding the date such Penalty Cash Payment is otherwise due. Any fractions of shares of Replacement Common Stock shall be rounded up to the nearest whole number of shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, a sufficient number of shares of Replacement Common Stock, free from preemptive rights or any other contingent purchase rights of persons other than the Holder. For purposes of this Agreement, the “Closing Price” per share of Common Stock on any date shall mean the closing sale price on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASD Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker, selected by the Board of Directors and reasonably acceptable to the holders of a majority of the outstanding shares of Series B Preferred Stock, making a market in the Common Stock or such other securities of the Company.

     5.3 All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 5.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

     5.4 In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

            (a) use its reasonable best efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Holders reasonably request the Company to obtain, continuously effective as to all Registrable Securities until the earlier of: (i) the Holders having completed the distribution of the Registrable Securities described in the Registration Statement relating thereto; or (ii) with respect to any Holder, such time as all Registrable Securities then held by such Holder may be sold in compliance with Rule 144 under the Act within any three-month period. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as “the Registration Period”;

            (b) advise the Holders (or in the case of (ii) below, advise the Placement Agent):

                   (i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

                   (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

                   (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

                   (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                   (v) subject to the limitations set forth in Section 5.7(b)(ii) hereof, of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

            (c) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

            (d) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (excluding those incorporated by reference) in the form filed with the SEC;

            (e) during the Registration Period, deliver to each Holder, without charge, a reasonable number of copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus and any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus and any amendment or supplement thereto;

            (f) during the Registration Period, deliver to each Holder, upon request, (i) a copy of the full Registration Statement (excluding exhibits); (ii) all exhibits excluded by the parenthetical to the immediately preceding clause (i); and (iii) such other documents as may be reasonably requested by the Holder.

            (g) prior to any public offering of Registrable Securities pursuant to the Registration Statement, register or qualify or obtain an exemption for the offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by the Registration Statement;

            (h) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Registration Statement, free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as Holders may request;

            (i) upon the occurrence of any event contemplated by Section 5.4(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (j) use its reasonable best efforts to comply in all material respects with all applicable rules and regulations of the SEC, and make generally available to the Holders not later than 45 days (or 90 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Act; and

            (k) at the request of any Subscriber, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement required to be filed hereunder and the prospectus used in connection with such Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

     5.5 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 5.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

     5.6 (a) To the extent permitted by law, the Company shall indemnify each Holder, each underwriter of the Registrable Securities and each person controlling such Holder and each such underwriter within the meaning of Section 15 of the Act, and each director, officer, partner, member, employee and agent of each such Holder and each such underwriter, with respect to which any registration, qualification or compliance has been sought, contemplated by or required pursuant to this Agreement, against all claims, losses, expenses, costs, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.6(c) below), arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, or (ii) any violation or alleged violation by the Company of the Act, the Exchange Act, or any rule or regulation promulgated under the Act or the Exchange Act, and shall reimburse each Holder, each underwriter of the Registrable Securities and each person controlling such Holder and each such underwriter, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as and when incurred; provided that the Company shall not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or underwriter and stated to be specifically for use in such registration statement, prospectus or offering circular; provided that the Company shall not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in Section 5.7 hereof, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) of the Act or in the prospectus subject to completion under Rule 434 of the Act, which together meet the requirements of

Section 10(a) of the Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any such Holder, any such underwriter or any such controlling person, if a copy of the Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage. Except as otherwise set forth herein, the Company shall reimburse each Holder, upon such Holder’s demand, for all reasonably necessary expenses and costs which are incurred, as and when incurred, by such Holder as a result of the indemnification claims described in this Section 5.6(a). Such demand may be made from time to time prior to resolution of the claim. In no event shall the Company be liable for the expenses and costs of more than one attorney on behalf of the Holders unless in the reasonable judgment of a Holder, based upon written advice of its counsel, a conflict of interest exists between the Holders with respect to such claims, in which case the Company shall reimburse the Holders for additional attorneys.

            (b) Each Holder will severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Registrable Securities and each person who controls the Company and each underwriter of the Registrable Securities within the meaning of Section 15 of the Act, against all claims, losses, expenses, costs, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 5.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, each underwriter of the Registrable Securities and each person controlling the Company and each underwriter of the Registrable Securities for reasonable legal and any other expenses or costs reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as and when incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Holder and stated to be specifically for use in such registration statement, prospectus or offering circular; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus or offering circular was not made available to the Holder and such current copy of the prospectus or offering circular would have cured the defect giving rise to such loss, claim, expense, costs, damage or liability. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, expenses, costs, damages or liabilities in excess of the proceeds received by such Holder in that offering, except in the event of fraud by such Holder and such fraud gave rise in whole or in part to such loss, claim, expense, cost, damage or liability.

            (c) Each party entitled to indemnification under this Section 5.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense with its own counsel at such Indemnified Party’s expense unless the named parties to any proceeding covered hereby (including any impleaded parties) include both the Company or any others the Company may designate and one or more Indemnified Persons, and representation of the Indemnified Persons and such other parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

            (d) If the indemnification provided for in this Section 5.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, cost or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, cost or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage, cost or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied or which should have been supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that (a) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     5.7 (a) Subject to the limitations set forth in Section 5.7(b)(ii) below, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by Section 5.2 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

            (b) Any Holder which owns five percent (5%) or more (and with respect to 5.7(b)(ii), “any Holder” regardless of how many shares of Common Stock the Holder owns) of the Company’s outstanding Common Stock shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 5.2 during (i) any period not to exceed one 180-day period within any one 12-month period the Company requires in connection with an underwritten offering of equity securities and (ii) any period, not to exceed two 45-day periods within any 12-month period, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature and may reasonably be expected to have an adverse effect on the Company. The period of time in which the disposition of Registrable Securities pursuant to the Registration Statement and prospectus is so suspended shall be referred to as a “Black-Out Period.” The Company agrees to so advise the Holders promptly of the commencement and termination of any such Black-Out Period, and the Holders agree to keep the fact of such Black-Out Period confidential.

            (c) As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder, the securities of the Company owned beneficially or of record by such Holder and the distribution proposed by such Holder as the Company may request in writing to the extent such information is required in connection with any registration, qualification or compliance referred to in this Section V.

            (d) With respect to any sale of Registrable Securities pursuant to a Registration Statement filed pursuant to this Section V, each Holder hereby covenants with the Company not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Act to be satisfied.

            (e) At the end of the Registration Period, the Holders of Registrable Securities included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold.

     5.8 (a) So long as any Holder (or any of their respective affiliates) beneficially owns any of the Registrable Securities, the Company shall maintain the listing or eligibility for quotation of all Registrable Securities then issued on each national securities exchange, automated quotation system or electronic bulletin board on which shares of Common Stock are currently listed. The Company shall use its reasonable best efforts to continue the trading of its Common Stock on the OTC Bulletin Board®, or on the Nasdaq SmallCap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange and will comply in all material respects with the reporting, filing and other obligations under the bylaws or rules of the NASD, such exchanges or such electronic system, as applicable.

            (b) With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, the Company shall use its reasonable best efforts:

                   (i) to make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

                   (ii) to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

                   (iii) so long as a Holder owns any Registrable Securities, to furnish to such Holder upon any reasonable request a written statement by the Company as to its compliance with Rule 144 under the Act, and of the Exchange Act, and a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

     5.9 The rights and obligations of the Holders under this Section V may not be assigned or transferred to or assumed by any transferee or assignee except (i) to a transferee that acquires at least 20% of such Holder’s Registrable Securities or (ii) to an Affiliate or limited or general partner of a Holder; provided that such transfer was not in violation of this Agreement or the Securities Laws.

VI. MISCELLANEOUS

     6.1 Any notice or other communication given hereunder shall be deemed sufficient in writing and sent by (a) telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received); or (b) registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed to Akorn, Inc., Facsimile: (847) 279-6123, Attention: Chief Financial Officer, with a copy to Leerink Swann & Company, One Federal Street, Boston, Massachusetts 02110, Facsimile (617) 918-4900, Attention: Stuart R. Barich. Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

     6.2 This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

     6.3 Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Securities as herein provided, subject to acceptance by the Company and the Placement Agent; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

     6.4 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law.

     6.5 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

     6.6 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

     6.7 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     6.8 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     6.9 On or before 9:00 a.m., New York time, on the first business day following the Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching the material terms of this Agreement (including, without limitation, this Agreement, and the form of Warrant) as exhibits to such filing (including all attachments, the “8-K Filing”). As of the filing of the 8-K Filing with the SEC, the Subscriber shall not be in possession of any material, nonpublic information that it received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its respective officers, directors, employees and agents, not to, provide the Subscriber with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing with the SEC without the express written consent of the Subscriber. Neither the Company nor the Subscriber shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Subscriber, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing or (ii) as may be required by applicable law, rule or regulation (provided that in the case of clause (i) the Subscriber shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Subscriber, or include the name of the Subscriber in any filing with the SEC or any regulatory agency, without the prior written consent of the Subscriber, except (i) for disclosure thereof in the 8-K Filing or Registration Statement or (ii) as required by law or regulations or any order of any court or other governmental agency, in which case the Company shall provide the Subscriber with prior notice of such disclosure.

     6.10 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the Placement Agent and the holders of Registrable Securities.

     6.11 Any pronoun herein shall include all genders and/or the plural or singular as appropriate from the context.

     6.12 Each Subscriber acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Subscriber, and that it is not acting in concert with any other Subscriber in making its purchase of securities hereunder or in monitoring its investment in the Company. The Subscribers and, to its knowledge, the Company agree that the Subscribers have not taken any actions that would deem such Subscribers to be members of a “group” for purposes of Section 13(d) of the Exchange Act, and the Subscribers have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company. Each Subscriber further acknowledges that BayStar Capital II, LP has retained Drinker Biddle & Reath LLP (“DB&R”) to act as its counsel in connection with the transactions contemplated by this Agreement and that DB&R has not acted as counsel for any of the other Subscribers in connection therewith and none of the other Subscribers have the status of a client of DB&R for conflict of interest or other purposes as a result thereof.

     6.13 The representations and warranties of the Subscriber and the Company contained in Sections 1 and 2 of this Agreement shall survive the Closing for a period of one (1) year; provided, however, that nothing in this Section 6.13 shall prejudice the enforceability of any other provision of this Agreement.

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     VII. CONFIDENTIAL INVESTOR QUESTIONNAIRE

     7.1 The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION VII WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B	The undersigned is an individual (not a partnership, corporation, etc.) who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of the Company.

Category D	The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company or “SBIC”; or employee benefit plan within the meaning of Title 1 of Employee Retirement Income Security Act or “ERISA” and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or is a self-directed plan with investment decisions made solely by persons that are accredited investors.

(describe entity)

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940.

(describe entity)

Category F	The undersigned is either a corporation, partnership, Massachusetts business trust, or nonprofit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.

(describe entity)

Category G	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H	The undersigned hereby certifies that it is an accredited investor because all of its equity owners are accredited investors. The Company, in its sole discretion, may request information regarding the basis on which such equity owners are accredited.

Category I	The undersigned hereby certifies that it is an accredited investor because it has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Securities.

Category J	The undersigned is not within any of the categories above and is therefore not an accredited investor.

The Company will notify a prospective Subscriber whether such Subscriber is eligible to purchase Securities pursuant to this Agreement (and the Company, in its sole discretion, retains the right to accept or reject all such purchases). The undersigned agrees that it will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties in this Investor Questionnaire shall cease to be true, accurate and complete.

     7.2 SUITABILITY (please answer each question)

            (a) For all Subscribers, please list types of prior investments:

            (b) For all Subscribers, please state whether you have participated in other private placements before:

YES             NO

            (c) If your answer to question (b) above was “YES”, please indicate frequency of such prior participation in private placements of:

Biotechnology,
Pharmaceutical and
	Public	Private	Other Life Science
	Companies	Companies	Companies *
Frequently
Occasionally
Never

*indicate how many companies, whether public or private, are in the biotechnology, pharmaceutical or other life sciences sectors.

            (d) For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future?

YES             NO

            (e) For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you?

YES             NO

            (f) For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES             NO

            (g) For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES             NO

     7.3 MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

            (a) Individual Ownership

            (b) Community Property

            (c) Joint Tenant with Right of Survivorship (both parties must sign)

            (d) Partnership*

            (e) Tenants in Common

            (f) Company*

            (g) Trust*

            (h) Other

     *If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

     7.4 NASD AFFILIATION.

     Are you affiliated or associated with an NASD member firm (please check one)?

YES             NO

     If yes, please describe:**

     7.5 STOCK OWNERSHIP

     Do you beneficially own any shares of the Company’s Common Stock or any securities convertible into or exercisable for shares of the Company’s Common Stock?

YES             NO

     If yes, please describe, including number of shares:

     7.6 COMPANY RELIANCE ON THIS QUESTIONNAIRE

     The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in this Section VII and such answers have been provided under the assumption that the Company and its counsel will rely on them.

SIGNATURE PAGE	Date Signed: , 2004

Number of shares of Series B Preferred Stock:

Multiplied by Offering Price per share:	x	$100.00

Equals subscription amount:	=

“INVESTOR” (Name in which securities should be issued)

By:

Print Name:

Title:

Address

City, State and Zip Code

Telephone-Business

Facsimile-Business

Tax ID # or Social Security #

*The attached Certificate of Signatory must also be completed.

     This Subscription Agreement is agreed to and accepted as of      , 2004.

AKORN, INC.

By:

Name:
Title:

CERTIFICATE OF SIGNATORY

(To be completed if Securities are being subscribed for by an entity)

     I,                     , am the                      of                      (the “Entity”).

     I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Securities, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

     IN WITNESS WHEREOF, I have set my hand this       day of      , 2004.

(Signature)

SCHEDULE 1.5

ADDITIONAL RISK FACTORS

1. Additional Capital. The Company may require funds in addition to those being raised in this Offering to operate and grow the Company’s business. The Company may seek additional funds through public and private financing, including equity and debt offerings. However, adequate funds through the financial markets or from other sources may not be available when needed or on terms favorable to the Company or to the Subscriber. In addition, because the Company’s Common Stock currently is traded on the OTC Bulletin Board®, the Company may experience further difficulty accessing the capital markets. Without sufficient additional funding, the Company may be required to delay, scale back or abandon some or all of the Company’s product development, manufacturing, acquisition, licensing and marketing initiatives, or operations. Further, such additional financing, if obtained, may require the granting of rights, preferences or privileges senior to those of the Common Stock and Series B Preferred Stock and result in substantial dilution of the existing ownership interests of the Common Stockholders, Series B Preferred Stockholders and potentially the holders of warrants as well.

2. Registration. Despite the Company’s reasonable best efforts under the terms of this Agreement, there can be no assurance that any registration statement filed with respect to the Securities will become or remain effective. In addition, there is no assurance regarding the price for which the Securities may be sold or that there will be buyers for the Securities offered for sale under such a registration statement. Therefore, the Subscriber may bear the economic risk of the Subscriber’s investment for an indefinite period of time and may not be able to sell the Securities at any price on the open market or otherwise.

3. Limited market for Common Stock and no established market for the Series B Preferred Stock and Warrants. The Common Stock is not listed on any exchange or on the Nasdaq Stock Market®, although it is quoted on the OTC Bulletin Board®. We are in the process of seeking a listing on an exchange for our Common Stock. Currently, there is no market for the Series B Preferred Stock and the Warrants. We do not expect to qualify for or seek such listing for the Warrants in the foreseeable future. There can be no assurance that you will be able to sell your shares of Series B Preferred Stock or Warrants, or the Common Stock issuable upon conversion or exercise, respectively, at any time in the future or at all or that a more active trading market will develop in the foreseeable future. In addition, the price at which you may be able to sell is very unpredictable because there are very few trades in the Common Stock. Because the Common Stock is so thinly traded, a large block of shares traded can lead to a dramatic fluctuation in the share price.

4. Concentrated ownership of Common Stock creates a risk of sudden changes in our share price. The sale by any of our large shareholders of a significant portion of that shareholder’s holdings could have a material adverse effect on the market price of the Common Stock. In addition, the issuance of shares of the Series B Preferred Stock and their subsequent conversion into Common Stock in connection with this offering would have the immediate effect of increasing the public float of the Common Stock. Such increase may cause the market price of our Common Stock to decline or fluctuate significantly.

5. Future Dilution. If the price per share of the Company’s Common Stock at the time of exercise or conversion of any preferred stock, warrants, options, convertible subordinated debt, or any other convertible securities (collectively, “Convertible Securities”), including all of the Convertible Securities set forth in the Company’s SEC Filings, is in excess of the various exercise or conversion prices of such Convertible Securities, exercise or conversion of such Convertible Securities would have a dilutive effect on the Company’s Common Stock. The amount of such dilution, however, cannot currently be determined as it would depend on the difference between the stock price and the price at which the Convertible Securities were exercised or converted at the time of such exercise or conversion.

6. General. The Subscriber should be aware that the risk factors of the Company set forth in this Schedule 1.5, the Agreement and the Company’s SEC Filings, including without limitation the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, are in no way inclusive of all the potential risks associated with the Company. The Subscriber should not rely upon the disclosures contained herein in any decision to provide financing to the Company, but should complete its own independent investigation as to the suitability and as to the risk and potential loss involved with providing financing to the Company.

EXHIBIT A

AKORN, INC.
NOTICE OF EXERCISE UNDER
SECTION 5.2(B) OF THE
SUBSCRIPTION AGREEMENT DATED AUGUST      , 2004

To AKORN, INC.:

The undersigned holder (“Holder”) of shares of Series B 6% Participating Convertible Preferred Stock (the “Series B Preferred Stock”) hereby irrevocably elects to exercise the Holder’s right pursuant to Section 5.2(b) of the above referenced Subscription Agreement, to sell      shares of Series B Preferred Stock represented by certificate no.       (the “Stock Certificate”) to the Company for the price of $      in cash, which sum represents the aggregate purchase price for such shares of Series B Preferred Stock (as determined under Section 5.2(b) of the Subscription Agreement) to which this Notice of Exercise relates. The Stock Certificate is enclosed with this notice, duly endorsed in blank.

HOLDER:

[Name of holder as specified on the face of the stock certificate]

[Signature of person signing on behalf of holder]

[Print name and title (if any) of person signing on behalf of holder (if different) {i.e. “John Smith, President"}]

[Address]

[Date]

The foregoing Subscription Agreement was entered into on August 18, 2004, by and between Akorn, Inc. and each of the following investors and for the following subscription amounts:

Investor	Subscription Amount
BayStar Capital II, LP	$5,000,000
Merlin BioMed Offshore Fund	$700,000
Merlin BioMed Long Term Appreciation, L.P.	$300,000
Millennium Partners, L.P.	$1,500,000
Morgan Stanley & Co.	$1,000,000
Pequot Healthcare Fund, L.P.	$2,055,300
Pequot Healthcare Offshore Fund, Inc.	$2,624,600
Premium Series PCC Limited Call C32	$320,100
Sigma Capital Associates, LLC	$600,000